Exhibit 99.2 Stryker acquisition of Wright Medical 1Exhibit 99.2 Stryker acquisition of Wright Medical 1

Forward-looking statements This presentation contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the failure to satisfy any of the closing conditions to the acquisition of Wright, including the receipt of any required regulatory clearances (and the risk that such clearances may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); delays in consummating the acquisition of Wright; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright; the effects of the proposed Wright transaction (or the announcement thereof) on the parties relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 2Forward-looking statements This presentation contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the failure to satisfy any of the closing conditions to the acquisition of Wright, including the receipt of any required regulatory clearances (and the risk that such clearances may result in the imposition of conditions that could adversely affect the expected benefits of the transaction); delays in consummating the acquisition of Wright; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright; the effects of the proposed Wright transaction (or the announcement thereof) on the parties relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 2

Mission Together with our customers, we are driven to make healthcare better. Values People Performance Integrity Accountability We do what’s right We do what we say We grow talent We deliver 3Mission Together with our customers, we are driven to make healthcare better. Values People Performance Integrity Accountability We do what’s right We do what we say We grow talent We deliver 3

# Our company strategy

stryker

## Drive market leading growth and achieve category leadership in Orthopaedics, MedSurg Equipment, and Neurotechnology/Spine

### Customer focus

- Intense customer commitment and dedication through business unit specialization
- Achieve highest levels of customer engagement through innovative, high quality products and collaboration

### Innovation

- Make healthcare better through evidence-based products and services that improve outcomes
- Drive growth through disciplined investment in R&D and BD

### Globalization

- Focus resources, investment and talent on key global markets
- Strengthen alignment among franchises, country teams and global functions

### Cost transformation

- Drive operational efficiency to reinvest in growth
- Continuously reduce costs and expand margins to optimize shareholder value

**Talent offense** – People and culture
**Quality first** – Top tier products and services

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Strategic rationale • Move consistent with our strategy of pursuing category leadership in our core markets • Extremities is a large and fast growing market • Global presence bringing together two complementary world class selling organizations • Significantly bolsters Stryker’s capabilities in the $3B upper extremity market • Successful integration will drive meaningful synergies • Wright Medical leadership team has built a strong company, with a comparable culture of specialized sales forces, quality and compliance 5Strategic rationale • Move consistent with our strategy of pursuing category leadership in our core markets • Extremities is a large and fast growing market • Global presence bringing together two complementary world class selling organizations • Significantly bolsters Stryker’s capabilities in the $3B upper extremity market • Successful integration will drive meaningful synergies • Wright Medical leadership team has built a strong company, with a comparable culture of specialized sales forces, quality and compliance 5

# Successful M&A **track record**

stryker

We continue to enhance our portfolio's depth and breadth with strategic mergers and acquisitions.

Color key:
- Core business
- Adjacency
- Pending



2011
Concentric
Orthovita
Memometal
Neurovascular
2012
Surpass
2013
Trauson
MAKO
2014
Patient Safety Technologies
Berchtold Holding
CoAlign Innovations, Inc.
Pivot Medical
Small Bone Innovations
2015
Muka Metal
CHG Hospital Beds
2016
Synergetics USA's Neuro Portfolio
Ivy Sports Medicine, LLC
Vertebral Compression Fracture Portfolio from BD
SafeWire
Restore Surgical LLC, DBA Instratek
Sage Products
Stanmore Implants Worldwide
Physio-Control International
2017
NOVADAQ Technologies, Inc.
Vexim
Entellus Medical, Inc.
2018
Invuity, Inc.
K2M Group Holdings, Inc.
Hygia Health Services
SafeAir AG
HyperBranch Medical Technology, Inc.
2019
Wright Medical
Arrinex, Inc.
Mobius Imaging & Cardan Robotics

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Our people, products and services create more possibilities for our customers everyday. 7Our people, products and services create more possibilities for our customers everyday. 7

Strong business alignment • Wright Medical is a leader in the extremities and biologics markets with a history of innovation and execution • Focused on surgical solutions for upper extremities, lower extremities and extremity biologic segments, three of the fastest growing segments in orthopedics (+8% CAGR) • Core deal aligned with our goal of achieving category leadership in extremities while further bolstering our leadership and ability to innovate in orthopedics • Complementary talent creates large and leading specialized sales force in both US and EU • Combined portfolio provides extremities customers and patients around the world with the most complete offering in the market 8Strong business alignment • Wright Medical is a leader in the extremities and biologics markets with a history of innovation and execution • Focused on surgical solutions for upper extremities, lower extremities and extremity biologic segments, three of the fastest growing segments in orthopedics (+8% CAGR) • Core deal aligned with our goal of achieving category leadership in extremities while further bolstering our leadership and ability to innovate in orthopedics • Complementary talent creates large and leading specialized sales force in both US and EU • Combined portfolio provides extremities customers and patients around the world with the most complete offering in the market 8

# Wright Medical participates in segments amongst the fastest growing in orthopedics stryker



7 – 9%
MARKET CAGR
Upper Extremities
2019 Initiatives
Anticipate #1 in shoulder by end of 2019
• BLUEPRINT™ Adoption
• PERFORM™ Reversed, SIMPLICITI™ Shoulder rollout
• REVIVE™ revision shoulder launch
8 – 10%
MARKET CAGR
Lower Extremities
2019 Initiatives
Maintain #1 position in foot & ankle
• Integrate and increase Cartiva penetration
• New product contributions
5 – 6%
MARKET CAGR
Biologics
2019 Initiatives
Increase AUGMENT® Injectable penetration
• AUGMENT® Injectable rollout
$2.7B
$3.7B
2018
2022 est.
$1.7B
$2.3B
2018
2022 est.
$1.1B
$1.4B
2018
2022 est.

**Key segment growth drivers**

| | |
|---|---|
| Shoulder | • 3x increase in annual incidence of shoulder arthroplasty in last decade due to **favorable demographics, expanding indications, and improved outcomes**<br>• **Enabling technologies** such as stemless implants, reverse shoulder[1], and Blueprint[2] driving **improved clinical outcomes** and **earlier intervention** |
| F&A | • **Patient demand for maintaining quality of daily activities** (non-fusion, motion-bearing treatments, e.g., Cartiva)<br>• Total ankle replacement segment, driven by **more favorable US reimbursement** and **enabling technologies** such as cutting guides |
| Biologics | • **Improved handling characteristics**<br>• Clinical data supporting reimbursement |

Source: Wright Medical

[1]Reverse Shoulder Arthroplasty
[2]Blueprint preoperative planning software

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Shoulder growth driven by expanding treatment rates SIMPLICITI™ Shoulder Canal-sparing design provides maximal bone preservation and early intervention options PERFORM™ Reversed Glenoid Designed to address all glenoid bone loss REVIVE™ Shoulder Revision System Growing at 2x primary shoulder market Source: Wright Medical 10Shoulder growth driven by expanding treatment rates SIMPLICITI™ Shoulder Canal-sparing design provides maximal bone preservation and early intervention options PERFORM™ Reversed Glenoid Designed to address all glenoid bone loss REVIVE™ Shoulder Revision System Growing at 2x primary shoulder market Source: Wright Medical 10

# Transaction summary

stryker

| | |
|---|---|
| **Key Deal Terms** | ■ Cash tender offer of $30.75 per share<br>■ Total Equity Value of approximately $4.0B and total Enterprise Value of approximately $5.4B (including convertible notes) |
| **Wright Medical Financials** | ■ Strong forward revenue growth of ~10% (2019E – 2021E)<br>■ 2019 expected revenues of $900M+; driven by shoulder, ankle, and Augment<br>■ Expected Adj. EBITDA margin of ~20% (by Q4 2019) |
| **Meaningful Synergies** | ■ ROIC >7% by year 5<br>■ We assume cost synergies of $100M - $125M, most of which are achieved in the first three years post closing |
| **Other Considerations** | ■ Closing expected second half of 2020<br>■ Transaction neutral to adjusted EPS for 2020 (assuming September 30, 2020 close)<br>■ $(0.10) dilution to adjusted EPS in first full year and accretive thereafter<br>■ Commitment to de-lever and maintain investment grade ratings |

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Additional information and where to find it The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Wright, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.Additional information and where to find it The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Wright, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

Participants in the Solicitation Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.Participants in the Solicitation Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.